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EXHIBIT 10.93
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        AGREEMENT


Agreement made as of September 20, 2000, by and between USURF America, Inc.
An Nevada Corporation ("Company"),
with its principal offices at 8748 Quarters Lake Road, Baton Rouge, LA 70809 and
CENTEX SECURITIES, INC.,
a California Corporation, ("Centex"),
with its principal offices at 7863 Girard Avenue, Suite 302, La JolIa, CA
92037.


        WITNESSETH


WHEREAS, Company requires expertise in the area of internal financial consulting; and


WHEREAS, Centex desires to act as an internal financial consultant to Company to assist in enhancing the long term value of Company's capital stock and market valuation and assist in locating private financing for Company's business, as a finder.


NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained herein and subject specifically to the conditions hereof, and intending to be legally bound thereby, the parties agree as follows:


1. Certain Definitions - When used in this Agreement, the following terms shall have the meanings set forth below:


        1.1 Extraordinary Expenses - expenses that are beyond those expenses that are usual, regular, or customary in the conduct of in-house activities in fulfillment of the scope of this agreement.


        1.2 Equity - cash, securities or liquid assets, specifically excluding real property.


        1.3 Payment or Payable in Kind - distribution of proceeds of a transaction in the same type and form as was given as valuable consideration for the transaction.


2. Company Representations - Company hereby represents, covenants and warrants to Centex as follows:


        2.1 Corporate Organization, Etc. - Company is a corporation duly organized, validly existing and in good standing under the laws of the State mentioned above and has full power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.


        2.2 Public Company - Company is a reporting company as defined by the Securities Act of 1934 and is current in required filings. The common stock of company is listed as UAX on the American Stock Exchange.


        2.3 Authorization - Company and its' signatories herein have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.


        2.4 No Violation - Neither the execution and delivery of the Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter or by-laws of Company or, violate, or be in conflict with, or constitute a default under, any agreement or commitment to which Company is a party, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.


        2.5 Financial Statements - Company has heretofore delivered to Centex a consolidated financial statement including balance sheet, income statement and statement changes in owners equity of Company as of the fiscal year ended, and subsequent quarterly financial statements. Such consolidated financial statements and the notes thereto are true, complete and accurate and fairly represent the consolidated assets, liabilities and financial condition of Company and each Company subsidiary as at the respective dates thereof; all in accordance with generally accepted accounting principles consistently applied throughout the periods involved.


        2.6 Agreement in Full Force and Effect - All contracts, agreements, plans, leases, policies and licenses referenced herein to which Company is a party are valid and in full force and effect.


        2.7 Litigation - Except as described in Company's 10-QSB for the period ended June 30, 2000, a copy of which has been delivered to Centex, there is no action, suit, inquiry. proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of Company threatened against or involving Company, or which questions or challenges the validity of this Agreement and its' subject matter; and Company does not know or have any reason to know of any valid basis for any such action, proceeding or investigation.


        2.8 Consents - No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from governmental agencies, whether federal, state, or local.


        2.9 Representation - Company hereby acknowledges that Centex has and will rely upon the documents, instruments and written information furnished to Centex Securities by the Company's officers, or designated employees, and warrants that all representations and statements so provided are true and complete and accurate. Company agrees to indemnify, hold harmless, and defend Centex, its officers, directors, agents and employees, at Company's expense for any proceeding or suit which may arise out of any inaccuracy or incompleteness of any such material or written information supplied to Centex.


3. Centex Services to be Rendered - Services to be rendered by Centex are as follows:


        3.1 Best Efforts - Centex shall devote such time and best efforts as may be reasonably necessary to perform its internal financial consulting services on behalf of Company. Centex cannot guarantee results on behalf of Company, but shall pursue all avenues available through its' network of financial contacts.


        3.2 Assistance in Finding Sponsorship - Centex has a close association with numerous broker/dealers and investment professionals across the country and will contact and present Company to them. Centex shall use their contacts in the brokerage community to assist the Client with establishing relationships with securities dealers, to provide the most recent corporate information to interested securities dealers on a regular basis in support of Company's business objective to establish a nationwide network of securities dealers that is continually expanded.


        3.3 Research Information (OPTIONAL) - Centex will request at Company's expense research as described herein by CSK Research, a third party independent company. CSK will disseminate accurate research information on Company which will contain current corporate information that can be incorporated into material sent to shareholders and others on an as-needed basis. The information would include current developments, corporate goals, management's intentions for future growth and a variety of other pertinent information. Company shall not be required to honor the request of Centex hereunder.


        3.4 Media and Public Relations Coordination - Centex will assist in coordination with financial public relation firms and news media sources.


        3.5 Preparation of Securities Related Documents -Centex will provide, if requested by Company, advice and consultation with respect to the review of the preparation of a Business Plan. It will include a complete corporate history, background information on the corporate structure and management, current operations information any projections resulting from the management goals. Input to support preparation, and review of completed documents will be provided by Centex. The use of out-of-house experts and professionals by Centex is permitted subject to approval by Company.


4       Compensation to Centex


        4.1 Initial Fee - Company shall pay Centex an upfront initial fee of 450,000 restricted shares of Company common stock. All of the shares issued to Centex shall possess piggy-back registration rights and Company hereby agrees to include all of such shares in its currently pending Registration Statement on Form S-1 (SEC File No. 333-96027). The registration rights granted hereby shall apply to such shares upon any transfer thereof prior to their registration.


        4.2     Monthly Fee - $0


        4.3 Additional Fees -Company and Centex shall mutually agree upon any additional fees which Company may pay in the future for services rendered by Centex under this Agreement.


        4.4 Optional Form of Payment - Centex may, at the time for each payment and at its' sole option, elect to receive all or a portion of said fees in the form of securities, equity, or financing instruments issued by Company to Centex on terms agreed upon by Company in writing.


        4.5 Extraordinary Expenses - Extraordinary expenses of Centex shall be submitted to Company for approval prior to expenditure and, if approved, shall be paid by Company, within ten (10) business days of receipt of Centex request for payment.


        4.6 Finder's Fees - In the event Company and any third party funding sources(s) or underwriter(s) introduced by Centex, arrive at a mutual funding or underwriting agreement, Company hereby agrees to pay Centex a finder's fee of 5% of the gross proceeds derived from such funding, payable upon the consummation of such funding or underwriting, even though the terms of this agreement may have expired.


        4.6.1   Company hereby directs and authorizes such funding sources(s)
(s) or underwriter(s) to pay said finder's fee directly to, or to direct a third party escrow, if applicable, to make payment directly to Centex.


        4.6.2 In the event of a sccurities offering where the underwriter is required to reduce its proposed compensation in order to satisfy the NASD's Rules of Fair Practice or the rules promulgated by a State securities commissioner because said advisory fees has been deemed "underwriting compensation", said finder's fees shall be reduced as necessary to permit the underwriter to obtain such approval or approvals of its underwriting compensation, but in no event shall said finder's fee be reduced below 20% of the total underwriting compensation, exclusive of selling commission and selling expenses without prior written consefit of Centex which may not be unreasonably withheld.


        4.6.3 Centex may, at its sole option, elect to receive all or a portion of said finder's fee as payment in kind, i.e., prorate in the same fonn and type of securities, equity, or financing instruments issued to the funding source or underwriter by Company. In the event the exercise of this option results in additional expense over and above the expenscs of the funding and/or underwriting then the additional expenses shall be borne by Centex. In addition the exercise of this option by Ccntex shall not impede or otherwisc have a negative effect on the funding or underwriting.


        4.7 Merger Fees - In the event Company and any merger entity arrive at a merger agreement resulting from Centex introduction and efforts, Company hereby agrees to pay Centex a finder's fee of 5% payable in kind in the same form and type, including as to restriction or registration, of securities, equity, or financing instruments issued to consummate the merger.




        4.7.1 Said finder's fee(s) is/are earned at the time of consummation of such merger and are due and payable on the same schedule for payment as contained in the merger agreement to pay such finder's fees directly to, or to direct a third party escrow, if applicable, to make payment directly to Centex.


        4.8 Interest on Funds Due - Company shall pay interest on all payments in arrears due Centex, at the rate of 10% per annum.


5. Indemnification - Each party shall save the other harmless from and against and shall indemnify the other for any liability, loss, and costs, expenses or damages howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property by reason of any act neglect, default or omission of it or any of its agent, employees, or other representatives arising out of or in relation to this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law or in equity shall be cumulative and not in the alternative.


6. Confidentiality - Centex and Company each agree to provide reasonable security measures to keep information confidential whose release may be detrimental to the business. Centex and Company shall each require their employees, agents, affiliates, subcontractors, other licensees, and others who will properly have access to the information through Centex and Company respectively, to first enter into appropriate non-disclosure agreements requiring the confidentiality contemplated by this Agreement in perpetuity.


        7.1 Amendment and Modification - Subject to applicable law, this Agreement may be amended modified .and supplemented by written agreement of Centex and Company or by their duly authorized respective officers.


        7 .2    Waiver of Compliance - Any failure of Centex, on the one hand, or Company, on the other, to comply with any obligation. agreement or condition herein may be expressly waived in writing, but such waiver of failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.


        7.3 Expenses, Transfer Taxes, Etc. - Whether or not the transaction contemplated by this Agreement shall be consummated, Centex agrees that all fees and expenses incurred by Centex in connection with this Agreement, shall be borne by each Party, including, without limitation as to Centex or Company, all fees of counsel and accountants.


        7.4 Other Business Opportunities - Except as expressly provided in this Agreement, each party hereto shall have the right independently to engage in and receive full benefits from business activities. In the case of business prior to this Agreement or, if such activities are proposed, within 10 days prior to engagement therein. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture or operation of either party.


        7.5 Compliance with Regulatory Agencies - Each party represents to the other party that all actions, direct or indirect, taken by it and its' respective agents, employees and affiliates in connection with this agreement and any financing or underwriting hereunder shall conform to all applicable Federal and State Securities Laws.


        7.6 Notices - Any notices to be given hereunder by any party to the other may be effected by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph of this Agreement, but any party may change his address by written notice in accordance with this subsection. Notices delivered personally shall be deemed communicated as of actual receipt;
mailed notices shall be deemed communicated as of three (3) days after mailing.


        7.7 Assignment - This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law.


        7.8 Delegation - Neither party shall delegate the performance of its duties under this Agreement without the prior written consent of the other party.


        7.9 Publicity - Neither Centex nor Company shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transactions contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any federal or state governmental agency, except that the party required to make such announcement shall, whenever practicable, consult with the other party concerning the timing and consent of such announcement before such announcement is made.


        7.10 Governing Law - This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law doctrine. Company and Centex agree that if action is instituted to enforce or interpret any provision of this Agreement then jurisdiction and venue shall be San Diego County, California.


        7.11 Counterparts - This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


        7.12 Headings -The headings of the Sections of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.





        7.13 Entire Agreement - This Agreement, including any Exhibits hereto, and the other documents and certificates delivered pursuant to the term hereof, sct forth the entire Agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.


        7.14 Third Parties - Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.


        7.15 Attorneys' Fees and Costs - If any action is necessary to enforce and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire agreement.


        7.16 Severability - If any part of this Agreement is found, or deemed by a court of competent jurisdiction, to be invalid or unenforceable, that part shall be severable from the remainder of this Agreement.


        7.17 Further Assurances - Each of the parties agrees that it shall from time to time take such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.


        7.18 Right to Data After Termination - After termination of this Agreement each party shall be entitled to copies of all information acquired hereunder as of the date of termination and not previously furnished to it.


        7.19 Relationship of the Parties - Nothing contained in this Agreement shall be deemed to constitute either party the partner of the other, nor, except as otherwise herein expressly provided, to constitute either party the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the parties to create, nor shall this Agreement be construed to create any commercial or other partnership. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be several and not joint or collective. Each party hereto shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein. Each party shall indemnify, defend and hold harmless the other party, its directors, officers, and employees from and against any and all losses, claims, damages and liabilities arising out of any act or any assumption of liability by the indemnifying party, or any of its directors, officers or employees, done or undertaken, or apparently done or undertaken, on behalf of the other party, except pursuant to the authority expressly granted herein or otherwise agreed in writing between the parties.


8. Term of Agreement and Termination - This Agreement shall be effective upon execution, and shall continue for (SIX MONTHS) unless terminated sooner, by either party, upon giving to the other party thirty (30) days written notice, after which time this Agreement is terminated. Centex shall be entitled to any finders fees for funding or underwriting commitments entered into within one year after the termination of this Agreement if said funding or underwriting, as evidenced in writing, was the result of Centex efforts prior to the termination of this agreement.


9. Centex Securities will provide Company with names, addresses, phone and fax numbers for the database of parties contacted concerning this program.


10. In addition to the compensation referred to in paragraph four Centex will be entitled to any and all additional compensation for any related transaction(s) only if such transaction(s) are identified and communicated to at the point of inception.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


USURF AMERICA, INC.                             CENTEX SECURITIES, INC.




By: /s/ David M. Loflin                                 By: /s/ Bruce A. Biddick
        David Loflin                                            Bruce A. Biddick
        President                                               President-CEO